                                                                   EXHIBIT 99.g6

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Goldman, Sachs & Co.   85 Broad Street    New York, New York 10004  GOLDMAN
                                                                    SACHS
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                          REGISTERED INVESTMENT COMPANY

                                CUSTODY AGREEMENT

GOLDMAN, SACHS & CO.
85 BROAD STREET
NEW YORK, NEW YORK 10004

ATTENTION:  FUTURES SERVICES DEPARTMENT

     This Registered  Investment  Company  Custody  Agreement  ("Agreement")  is
entered into by the undersigned  customer  ("Customer"),  an investment  company registered under the Investment Company Act of 1940, as amended (the "1940 Act")
and Goldman,  Sachs & Co.  (collectively with its affiliates,  "Goldman") on the date  specified on the signature  page below in connection  with the Futures and
Options  Account  Agreement  (the  "Customer  Agreement")  between  Goldman  and
Customer.  All capitalized terms not defined in this Agreement have the meanings specified in the Customer Agreement.

1.  MARGIN.

     Customer shall deposit and maintain  initial margin in connection with each
Contract  entered  into  by  Customer  pursuant  to the  Customer  Agreement  in accordance  with and  subject to the terms of the  Customer  Agreement.  Goldman shall accept and hold such initial margin  deposited by Customer  subject to the terms and conditions of the Customer Agreement and this Agreement.

2.  GOLDMAN'S RESPONSIBILITIES AND REPRESENTATIONS.

     (a)  Goldman  represents  that it is  registered  as a  futures  commission merchant ("FCM") under the CEA.

     (b) Goldman and Customer  agree that (i) Goldman shall hold initial  margin deposited by Customer in compliance  with the  requirements  of section 4d(2) of the CEA and the rules  thereunder or, if applicable,  the  requirements  of rule
30.7 of the CFTC under the CEA;  (ii)  Goldman,  as  appropriate  to  Customer's transactions  in  Contracts  and in  accordance  with the CEA and the  rules and regulations  thereunder,  may place and  maintain  initial  margin  deposited by
Customer  with another FCM (provided  that such FCM is not an affiliated  person
(as  defined  in the 1940 Act) of  Customer  or an  affiliated  person of such a person),  a  clearing  organization  as  defined  in rule  1.3(d)  under the CEA
(including a clearing  organization  for a foreign  board of trade),  a bank, as defined in  section  2(a)(5)  of the 1940 Act,  a banking  institution  or trust company that is incorporated or organized under the laws of a country other than the United States and that is regulated as such by the  country's  government or an agency  thereof or a member of a foreign board of trade,  and shall obtain an acknowledgment,  as required  under rules  1.20(a) or 30.7(c)  under the CEA, as applicable,  that  such  margin  is held on behalf  of  Goldman's  customers  in accordance  with the  provisions of the CEA; and (iii)  Goldman  shall  promptly furnish  copies  of or  extracts  from its  records  or such  other  information pertaining  to  Customer's  assets as the  Securities  and  Exchange  Commission through its employees or agents may request.

3.  TERMINATION.

     This  Agreement  shall  continue  in  effect  for so long  as the  Customer
Agreement between Customer and Goldman remains in effect.

4.  AMENDMENT AND WAIVER; CUSTOMER AGREEMENT.

     No provision of this  Agreement  shall in any respect be waived or modified unless  such  waiver or  modification  is in writing  and  signed by  authorized representatives  of Customer  and  Goldman.  Nothing set forth  herein  shall be construed  to amend or modify the Customer  Agreement  in any  respect,  and the
Customer Agreement shall remain in full force and effect and shall be binding on and enforceable against the parties.

5.  SUCCESSORS; BINDING EFFECT.

     (a) This Agreement shall inure to the benefit of, and be binding upon, each of the parties and their respective permitted successors and assigns.

     (b) This  Agreement and the  obligations  of Customer  hereunder may not be assigned or delegated by Customer without prior written consent of Goldman,  and any  purported  assignment  or  delegation  without such consent  shall be void.
Goldman  may not  assign  its rights nor  delegate  its  obligations  under this
Agreement,  in whole or part, without the prior written consent of Customer, and any  purported  assignment  or  delegation  without such consent  shall be void, except  for  an  assignment  and  delegation  of  all of  Goldman's  rights  and obligations  hereunder in whatever form Goldman determines may be appropriate to a partnership,  corporation,  trust or other  organization in whatever form that succeeds to all or  substantially  all of Goldman's assets and business and that assumes such  obligations by contract,  operation of law or otherwise.  Upon any such assignment and delegation of obligations,  Goldman shall be relieved of and fully discharged from all obligations hereunder,  whether such obligations arose before or after such assignment and delegation.

6.  GOVERNING LAW.

     THE CONSTRUCTION,  VALIDITY,  PERFORMANCE AND ENFORCEMENT OF THIS AGREEMENT
SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO
CONFLICTS OF LAW PRINCIPLES).

7.  CONSENT TO JURISDICTION.

     Customer  submits to the  non-exclusive  jurisdiction  of the courts of the
State District of New York and of the Federal courts in the Southern District of
New York with  respect to any  proceeding  arising  out of or  relating  to this
Agreement or any  transaction  in connection  herewith.  Customer  hereby waives irrevocably  any objection to the  jurisdiction of any such court which it might otherwise be entitled to assert in any proceeding  arising out of or relating to this Agreement or any transaction in connection herewith.

8.  COUNTERPARTS.

     This  Agreement  may be  executed in  counterparts,  each of which shall be deemed  an  original,  but all of  which  shall  constitute  one  and  the  same instrument.

Date:             2-6-06
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Name of Customer:  AMERICAN CENTURY MUNICIPAL TRUST
                   (on behalf of the Funds listed in Schedule A)

By/Signature:  /s/ Charles A. Etherington                  V.P.
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               Name: Charles A. Etherington                Title: Vice President

                                   SCHEDULE A

                                  Dated: 2-6-06

    To Registered Investment Company Custody Agreement dated 2-6-06 ("RICC").

AMERICAN CENTURY MUNICIPAL TRUST

High Yield Municipal Fund (001-61516)
Tax Free Bond Fund (001-73102)
Florida Municipal Bond Fund (001-73104)
Arizona Municipal Bond Fund (001-73105)